Exhibit 24.1

POWER OF ATTORNEY

(S-8 Registration Statement for the Amended 2002 Stock Incentive Plan)

The undersigned, an officer and/or director of STANCORP FINANCIAL GROUP, INC. does hereby constitute and appoint J. Greg Ness, Floyd F. Chadee, Holley Y. Franklin and each of them, his/her true and lawful attorney and agent to do any and all acts and things and to execute in his/her name (whether on behalf of StanCorp Financial Group, Inc. or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable StanCorp Financial Group, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 2,200,000 shares of Common Stock of StanCorp Financial Group, Inc. acquired pursuant to the Amended 2002 Stock Incentive Plan, including specifically, but without limitation thereto, power and authority to sign his/her name (whether on behalf of StanCorp Financial Group, Inc. or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

/s/ Virginia L. Anderson	August 12, 2013
Virginia L. Anderson

/s/ Frederick W. Buckman	August 12, 2013
Frederick W. Buckman

/s/ Stanley R. Fallis	August 12, 2013
Stanley R. Fallis

/s/ Debora D. Horvath	August 12, 2013
Debora D. Horvath

/s/ Duane C. McDougall	August 12, 2013
Duane C. McDougall

/s/ Eric E. Parsons	August 12, 2013
Eric E. Parsons

/s/ Mary F. Sammons	August 12, 2013
Mary F. Sammons

/s/ E. Kay Stepp	August 13, 2013
E. Kay Stepp

/s/ Michael G. Thorne	August 12, 2013
Michael G. Thorne